UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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YONGYE INTERNATIONAL, INC.

(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Yongye International, Inc.

6th Floor, Suite 608, Xue Yuan International Tower,

No.1 Zhichun Road, Haidian District, Beijing, PRC

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held on June 10, 2011

TO THE STOCKHOLDERS OF YONGE INTERNATIONAL, INC.:

The Annual Meeting of the stockholders of Yongye International, Inc., a Nevada corporation (“Company”), will be held on June 10, 2011, at 9:00 a.m. (China time), at the offices of the Company, located at High Tech Economic Development Zone, Hohhot City, Inner Mongolia, the People’s Republic of China, for the following purposes:

1.           To elect seven (7) directors;

2.           To ratify appointment of KPMG as Company’s independent accountants for the fiscal year ending December 31, 2011;

3.           To conduct an advisory vote approving executive compensation;

4.           To conduct an advisory vote regarding the frequency of advisory votes to approve executive compensation; and

5.           To transact any other business as may properly be presented at the Annual Meeting or any adjournment thereof.

A proxy statement, providing information, and a form of proxy to vote, with respect to the foregoing matters accompany this notice.

By Order of the Board of Directors,

/s/ Zishen Wu
Zishen Wu
Chief Executive Officer

Dated: April 29, 2011

IMPORTANT

Whether you expect to attend the Annual Meeting, please complete, date, and sign the accompanying proxy, and return it promptly in the enclosed return envelope or follow the instructions contained under the heading “Important Notice Regarding Availability of Proxy Materials” which also contains instructions on how you may request to receive a paper or email copy of these documents. There is no charge to you for requesting a paper or email copy of these documents. If you grant a proxy, you may revoke it at any time prior to the Annual Meeting or nevertheless vote in person at the Annual Meeting.

PLEASE NOTE:  If your shares are held in street name, your broker, bank, custodian, or other nominee holder cannot vote your shares in the election of directors, unless you direct the nominee holder how to vote, by marking your proxy card.

Yongye International, Inc.

6th Floor, Suite 608, Xue Yuan International Tower,

No.1 Zhichun Road, Haidian District, Beijing, PRC

PROXY STATEMENT
for
Annual Meeting of Stockholders
to be held on June 10, 2011

PROXY SOLICITATION

The Company is soliciting proxies on behalf of the Board of Directors in connection with the annual meeting of stockholders on June 10,2011 and at any adjournment thereof. The Company will bear the entire cost of preparing, assembling, printing and mailing this Proxy Statement, the accompanying proxy, and any additional material that may be furnished to stockholders.  Broadridge Financial Solutions, Inc. has been engaged to solicit proxies and distribute materials to brokers, banks, custodians, and other nominee holders for forwarding to beneficial owners of Company stock, and the Company will pay Broadridge Financial Solutions, Inc. approximately $42,000 for these services and reimburse certain of its expenses; in addition, the Company will reimburse nominee holders their forwarding costs. Proxies also may be solicited through the mails or direct communication with certain stockholders or their representatives by Company officers, directors, or employees, who will receive no additional compensation therefor.

GENERAL INFORMATION ABOUT VOTING

Record Date, Outstanding Shares, and Voting Rights

As of April 29, 2011, the record date for the meeting, the Company had outstanding 49,370,711 shares of common stock, being the class of stock entitled to vote at the meeting. Each share of common stock entitles its holder to one vote.

Procedures for Voting or Revoking Proxies

You may vote your proxy by completing, dating, signing, and mailing the accompanying form of proxy in the return envelope provided. The persons authorized by any of those means to vote your shares will vote them as you specify or, in absence of your specification, as stated on the form of proxy.  In additions, you may follow the instructions contained under the heading “Important Notice Regarding Availability of Proxy Materials” regarding how you may access and review all of the important information contained in the proxy materials and how you may submit your proxy on the Internet.

You may revoke any proxy by notifying the Company in writing at the above address, ATTN: Secretary, or by voting a subsequent proxy or in person at the meeting.

Attending the Meeting

You may obtain directions to the meeting at www.yongyeintl.com or by writing to the Company at the above address, ATTN:  Secretary. If you attend the meeting, you may vote there in person, regardless whether you have voted by any of the other means mentioned in the preceding paragraph.

Required Votes

Directors are elected by a plurality of votes cast, while the results of the advisory vote on executive compensation and the advisory vote on the frequency of holding future advisory votes on executive compensation will not be binding on the Company or the Board of Directors. A majority of votes cast is required to approve each other matter to be considered at the meeting.  Abstentions and broker non-votes have no effect on the proposals being voted upon.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of common stock, as of the record date of the meeting, by each of the Company’s directors and executive officers; all executive officers and directors as a group, and each person known to the Company to own beneficially more than 5% of the Company’s common stock. Except as otherwise noted, the persons identified have sole voting and investment powers with respect to their shares.

Name and Address of Beneficial Owner	Amount and nature of Beneficial Ownership(1)	Percentage Outstanding Shares of Common Stock
Full Alliance International Limited (2)	7,657,704	15.51%
Zishen Wu (3)	383,000	*
Taoran Sun (3)	—	—
Qiang Zhao (3)	—	—
Sam (Yue) Yu (3)	255,000	*
Rijun Zhang (3)	10,000	*
Xiaochuan Guo (3)	10,000	*
Xindan Li (3)	10,000	*
Sean Shao (3)	16,667	*
All Directors and Executive Officers, as a group	684,667	1.39%

*Represents beneficial ownership of less than one percent of our outstanding shares.

(1)
Beneficial ownership is determined in accordance with the rules and regulations of the U.S. Securities and Exchange Commission (SEC). In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of the record date of the meeting, April 29, 2011, are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. The percentage of beneficial ownership is based on 49,370,711 shares of common stock outstanding as of April 29, 2011.

(2)
The business address of Full Alliance International Limited is OMC Chambers, P.O. Box 3152, Road Town, Tortola, British Virgin Islands. Full Alliance is wholly owned by Ms. Xingmei Zhong and such shares may be deemed to be beneficially owned by Ms. Zhong.

(3)
Address of referenced person is c/o Yongye International, Inc., 6th Floor, Suite 608, Xue Yuan International Tower, No. 1 Zhichun Road, Haidian District, Beijing, PRC.  Except in the case of Mr. Shao, each such individual for whom share ownership is reflected has transferred such shares to Prosper Sino Development Limited, which entity is an affiliate of a trustee that has been engaged to administer such shares for the benefit of the relevant transferor or members of his or her family.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees of the Board of Directors

The Board of Directors has nominated the persons identified below for election as directors, to serve until the next annual meeting and their successors have been elected and qualified  If any nominee becomes unavailable for election, which is not expected, the persons named in the accompanying proxy intend to vote for any substitute whom the Board nominates.

Name	Age	Other positions with Company; other directorships held in last five years	Has served as Company director since
Zishen Wu	43	Chief Executive Officer, President and Chairman	2008
Taoran Sun	42	Vice Chairman	2008
Qiang Zhao	46	VP Sales and Marketing and Director	2008
Xiaochuan Guo	45	Independent Non-Executive Director	2008
Sean Shao	54	Independent Non-Executive Director	2009
Xindan Li	44	Independent Non-Executive Director	2009
Rijun Zhang	48	Independent Non-Executive Director	2009

The business experience during at least the last five years of each of these individuals is as follows:

Mr. Zishen Wu, Chief Executive Officer, President and Chairman

Mr. Wu is CEO and Chairman of the Board of Directors of Yongye Nongfeng and Yongye International, Inc.. Mr. Wu began his career as official at the State Planning Department in Inner Mongolia from 1984 to 1988. From 1989 to 2000, Mr. Wu had been appointed in various managerial positions from Director to Chairman of several state-owned conglomerates in the textile, diary and agriculture industries. In 2003 Mr. Wu founded Yongye Biotechnology Company to research and produce plant and animal nutrient products. Mr. Wu currently is the Deputy Chairman for the Inner Mongolia Chamber of Commerce and a member of Executive Committee for Industry and Commerce Association in Inner Mongolia.  We believe that Mr. Wu’s knowledge of the nutrient industry in the PRC brings an unique expertise to the Board of Directors.

Mr. Taoran Sun, Vice Chairman

Mr. Sun joined Yongye International as the Vice Chairman in 2008. Mr. Sun has over 16 years experience with leading media and marketing companies in China. In 1996, Mr. Sun founded Blue-Focus PR Consulting and continues to serve as a director to-date. In 2005, Mr. Sun founded and served as Chairman of Beijing Lakala Electronic Payment Limited. We believe that Mr. Sun’s experience at senior levels of businesses in China brings an unique expertise to the Board of Directors.

Mr Qiang Zhao, VP Sales and Marketing and Director

Mr. Zhao is a well known marketing professional and is the author of the book entitled, “Learn Marketing from Chairman Mao.” Prior to joining the Company as the VP Sales and Marketing and Director in April 2008, Mr. Zhao had over 16 years of marketing experience, during which he worked for famous consumer product companies as Head of Marketing. Mr. Zhao was Senior VP of Marketing for Guangdong Galanz Group, a famous household appliance company. Prior to Galanz Group, Mr. Zhao was President of Gracewell, a well known undergarment brand in China, and Senior VP of Marketing at Meijin, a famous PDA manufacturer. We believe that Mr. Zhao’s qualifications in the area of marketing and brand development brings an unique expertise to the Board of Directors.

Dr. Xiaochuan Guo, Independent Director, Chairman of Nominating and Corporate Governance Committee

Professor Xiaochuan Guo joined the Company as an Independent Director in April 2008. Professor Guo received his B.S., M.S. and PhD in management science in Fudan University. He is currently the Dean of the College of Economic & Management and Director of MBA Center of Inner Mongolia University. Professor Guo worked as lecturer for Inner Mongolia University from 1988 to 1992. Professor Guo was the founder of the MBA program at Inner Mongolia University. Professor Guo serves as an Independent Director of Inner Mongolia PingZhuang Energy Resource Co., Ltd. He has previously served as a director and as an independent director in several enterprises, such as Inner Mongolia Shunxin Ningcheng Laojiao Co., Ltd., Inner Mongolia Rising Group, Rising Securities and Baotou Aluminum (Group) Co., Ltd., and Yili Industrial Group Co., Ltd. We believe that Mr. Guo’s academic qualifications and knowledge of finance and accounting brings an unique expertise to the Board of Directors.

Mr. Sean Shao, Independent Director, Chairman of Audit Committee

Sean Shao joined the Company as an Independent Director in April 2009. Sean Shao currently serves as an independent director of the following companies: China Recycling Energy Corporation, an energy recycling system design company listed on the Nasdaq, as the Chairman of the Audit Committee, since November 2009; Agria Corporation , a Chinese agricultural company listed on the NYSE, as the Chairman of the Compensation Committee, since November 2008; China Nuokang Bio-Pharmaceutical, Inc., a biopharmaceutical company listed on the Nasdaq, as the Chairman of the Audit Committee, since September 2008; and China Biologic Products, Inc., a plasma-based biopharmaceutical company listed on the Nasdaq, as the Chairman of the Audit Committee, since July 2008. In addition, Mr. Shao previously served as Chairman of the Audit Committee of China Public Security Technology, Inc. from April 2008 to October 2009. He also served as the Chief Financial Officer of Trina Solar Limited from August 2006 to June 2008, where he assisted Trina Solar Limited in listing on the NYSE in December 2006.  Mr. Shao served as Chief Financial Officer of ChinaEdu Corporation, a Chinese educational service provider, from September 2005 to August 2006, and as Chief Financial Officer of Watchdata Technologies Ltd., a Chinese security software company, from August 2004 to September 2005. He was previously with Deloitte Touche Tohmatsu Beijing from October 1998 to July 2004 and Deloitte & Touche Toronto from December 1994 to November 1997. Mr. Shao is a member of the American Institute of Certified Public Accountants. We believe that Mr. Shao’s deep knowledge of finance and accounting matters brings an unique expertise to the Board of Directors.

Dr. Xindan Li, Independent Director, Chairman of Compensation Committee

Professor Xindan Li joined the Company as an Independent Director in April 2009. Mr. Li has served as the Dean of the Graduate School of Management Science and Engineering at Nanjing University since July 2009 and previously served as Deputy Dean from January 2001 to July 2009. He has over 20 years of teaching, research and administrative experiences.  He has authored numerous books and papers, received numerous titles and honors, and undertaken research projects which addressed a wide range of business topics including investor behavior. He is a member of the Corporate Governance Index of the Shanghai Stock Exchange, and an independent director for Hiteker Co., Ltd., Union Securities Co. and Nanjing Agriculture Commercial Bank. We believe that Mr. Li’s background in corporate governance and the capital markets brings an unique expertise to the Board of Directors.

Dr. Rijun Zhang, Independent Director

Dr. Rijun Zhang joined the Company as an Independent Director in April 2009.  Dr. Zhang is a professor in animal nutrition and feed biotechnology at the Laboratory of Feed Biotechnology, State Key Lab of Animal Nutrition, College of Animal Science and Technology at China Agricultural University Beiing. He is a doctoral supervisor, and currently responsible for a number of research projects which address feed additives and animal nutrition issues. His work has led to numerous patents, 90 papers in Chinese and English, awards and honors. We believe that Dr. Zhang’s knowledge of agricultural issues faced by our customers brings an unique expertise to the Board of Directors.

There are no family relationships between the directors and executive officers.

The Board of Directors has determined that Xiaochuan Guo, Sean Shao, Xindan Li and Rijun Zhang are independent under Rule 5605(a)(2) of the listing rules of The NASDAQ Stock Market LLC.

Board Operations

One person holds the positions of principal executive officer and chairman of the Board of Company. The board has not designated a lead director.  Given the limited number of directors comprising the board, the independent directors call and plan their executive sessions collaboratively and, between board meetings, communicate with management and one another directly. In the circumstances, the directors believe that formalizing in a lead director functions in which they all participate might detract from rather than enhance performance of their responsibilities as directors.

The Board of Directors receives regular reports from the Chief Executive Officer and members of senior management on operational, financial, legal and regulatory issues and risks. The Audit Committee of the Board additionally is charged under its Charter with oversight of financial risk, including the Company’s internal controls, and it receives regular reports from management, the Company’s internal auditors and the Company’s independent auditors. When-ever a Committee of the Board receives a report involving risk identification, risk management or risk mitigation, the Chairman of the Committee reports on that discussion, as appropriate, to the full Board during the next Board meeting.

The Board of Directors held five meetings during 2010. During 2010, no director attended fewer than 75% of the meetings of the Board of Directors and Board committees of which the director was a member.

It is the policy of the Board of Directors that all directors should attend the annual meetings in person or by teleconference. Last year seven directors attended.

The Board has adopted a code of ethics applicable to Company’s directors, officers, and employees. The code of ethics is available at Company’s website, www.yongyeintl.com.

Board Committees

The Board of Directors has standing audit, compensation, and nominating committees, comprised solely of independent directors. Each committee has a charter, which is available at Company’s website, www.yongyeintl.com.

Audit Committee

The Audit Committee, which is established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, engages Company’s independent accountants, reviewing their independence and performance; reviews Company’s financial disclosure, financial statements, and accounting principles, policies, and practices, scope and results of the annual audit, and internal audit and risk management processes and effectiveness of Company’s internal control over financial reporting; reviews related party transactions; and maintains procedures for receipt and handling of reports regarding accounting or financial irregularities. The Audit Committee held four meetings during 2010.

The members of the Audit Committee are Sean Shao, Chair, Xiaochuan Guo and Xindan Li. The Board has determined that Sean Shao is an audit committee financial expert, as defined by the SEC rules.

Audit Committee Report

With respect to the audit of Company’s financial statements for the year ended December 31, 2010, the Audit Committee

•	has reviewed and discussed the audited financial statements with management;

•
has discussed with Company’s independent accountants the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•
has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with the independent accountant the independent accountant’s independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the company’s annual report on Form 10-K for the year ended December 31, 2010.

Sean Shao, Chair

Xiaochuan Guo

Xindan Li

Compensation Committee

The Compensation Committee makes recommendations to the Board of Directors concerning salaries and incentive compensation for the Company’s executive officers and administers the Company’s equity incentive plans.  The Compensation Committee held two meetings during 2010.

The members of the Compensation Committee are Xindan Li, Chair, Xiaochuan Guo, and Sean Shao.

Compensation Committee Interlocks and Insider Participation

No member of our compensation committee has at any time been an officer or employee of ours, or our subsidiaries. No interlocking relationship exists between our board of directors or Compensation Committee and the board of directors or Compensation Committee of any other company, nor has any interlocking relationship existed in the past.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee assists the Board of Directors in identifying and recommending qualified individuals to the Board as its nominees for election as directors, in determining the composition of the Board, and in assessing the performance of the Board as a whole and its individual members.  The Nominating and Corporate Governance Committee held two meetings during 2010.

The members of the Nominating and Corporate Governance Committee are Xiaochuan Guo, Chair, Sean Shao, and Xindan Li.

Stockholders wishing to propose a director candidate must send the recommendation to Company by the month and day that is the same month and day that was 120 days before the date of release of proxy materials for the annual meeting immediately preceding the annual meeting at which the candidate is proposed to be elected, c/o Secretary, Yongye International, Inc., accompanied by:

•	Evidence that the writer is a stockholder, sufficient for purposes of SEC Rule 14a-8;

•	The name and contact information of the candidate; and

•	A statement signed by the candidate that the candidate is willing to be considered for nomination by the committee and willing to serve as a director, if nominated and elected.

Company’s Secretary will send its standard director questionnaire to the candidate, and, if returned, fully and accurately completed, by the month and day that is the same month and day that was 100 days before the date of release of proxy materials for the annual meeting immediately preceding the annual meeting at which the candidate is proposed to be elected, the Secretary will forward the recommendation, accompanying documents, and the questionnaire to the Nominating and Corporate Governance Committee for consideration.  Company may also require any proposed nominee to furnish such other information as Company or the Nominating Committee and Corporate Governance may reasonably require to determine the eligibility of the nominee to serve as a director.

The Nominating and Corporate Governance Committee also considers, as director nominees, persons recommended by current directors, executive officers, and others, which are evaluated in the same manner as persons proposed by stockholders, except that the Nominating and Corporate Governance Committee may consider, as one of the factors in its evaluation of stockholder recommended candidates, the amount and duration of the stock holding of the recommending stockholder or stockholder group.

The Committee applies the following criteria in considering director candidates:

•
Independence. Whether non-management candidates may be considered “independent” under applicable stock market rules; under securities and tax laws; or for any other purpose. The Committee also considers whether a candidate might be subject to any conflict of interest.

•
Corporate Governance. Whether the candidate recognizes the role of directors in representing the interests of stockholders, generally, and not of any particular stockholder or group of stockholders; whether the director demonstrates familiarity and intention to fulfill the fiduciary duties of directors and appears open and candid; whether the director understands the differences in functions of the Board of Directors and management.

•	Judgment and Knowledge. Whether the candidate demonstrates sound business judgment and ability to assess Company’s strategy and business plans, evaluate management, and decide other board-level issues

•
Communication Skills. The candidate’s communications skills; willingness to voice his own views; ability to listen to views of others dispassionately; and ability to express and bring to bear his expertise regarding Company matters.

•
Professional Status. The candidate’s record as a business manager and reputation for integrity; whether the candidate has the respect of his business and community peers; whether the candidate’s Board membership would enhance Company’s reputation.

•	Diversity. The Board wishes to establish a complement of directors with substantial skill and experience in the following areas:

•	industry-specific knowledge, experience;

•	accounting and finance;

•	capital markets;

•	corporate governance;

•	executive compensation;

•	international business;

•	operations management;

•	marketing, advertising, or promotion; and

•
risk management. The Board implements this policy by seeking to fill any Board vacancy with a director having skill or experience in one of the areas that the Board wishes to strengthen and assesses the effectiveness of the policy in light of the results of Company’s operations.

In addition, the Nominating and Corporate Governance Committee considers any other factors it deems appropriate.  ”Diversity,” as such, is not a criterion that the Committee considers.

Stockholder Communications

Stockholders can mail communications to the Board of Directors, c/o Secretary, Yongye International, Inc. , 6th Floor, Suite 608, Xue Yuan International Tower, No. 1 Zhichun Road, Haidian District, Beijing, PRC, who will forward the correspondence to each addressee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires Company’s directors and executive officers and any beneficial owner of more than 10% of any class of Company equity security to file reports of ownership and changes in ownership with the Securities and Exchange Commission and furnish copies of the reports to Company.  Based solely on the Company’s review of copies of such forms and written representations by Company’s executive officers and directors received by it, Company believes that during 2010, all such reports were filed timely.

Compensation Discussion and Analysis

The Company’s executive compensation program for the named executive officers (as defined below) is administered by the Board of Directors.

Background and Compensation Philosophy

The Compensation Committee of our Board of Directors has not adopted or established a formal policy or procedure for determining the amount of compensation paid to our executive officers. No pre-established, objective performance goals or metrics have been used by the Compensation Committee in determining the compensation of our executive officers.

Elements of Compensation

Some of our executive officers receive a base salary to compensate them for services rendered during the year. Our policy of compensating our certain executives with a cash salary has served the Company well. Because of our history of attracting and retaining executive talent, we do not believe it is necessary at this time to provide our executives regular discretionary bonuses, equity incentives, or other benefits for the Company to continue to be successful.

Base Salary and Bonus. The value of base salary and bonus for each our executive reflects his or her skill set and the market value of that skill set in the sole discretion of the Board of Directors.

Equity Incentives. The Company has adopted an equity incentive plan pursuant to which awards may be granted if the Compensation Committee of our Board of Directors determines that it is in the best interest of the Company and its stockholders to do so.

Retirement Benefits. Other than those benefits included in government-mandated social insurance programs, our executive officers are not presently entitled to company-sponsored retirement benefits.

Perquisites. We have not provided our executive officers with any material perquisites and other personal benefits and, therefore, we do not view perquisites as a significant or necessary element of our executive’s compensation.

Deferred Compensation. We do not provide our executives the opportunity to defer receipt of annual compensation.

This compensation discussion describes the material elements of compensation awarded to, earned by, or paid to each of our executive officers listed in the Summary Compensation Table below (the “named executive officers”) during the last completed fiscal year. This compensation discussion focuses on the information contained in the following tables and related footnotes and narrative for primarily the last completed fiscal year, but we also describe compensation actions taken before or after the last completed fiscal year to the extent it enhances the understanding of our executive compensation disclosure.

Compensation Committee Report on Executive Compensation

Our Compensation Committee has certain duties and powers as described in its charter. The Compensation Committee is currently composed of the three non-employee directors named at the end of this report, each of whom is independent as defined by the NASDAQ listing standards.

The Compensation Committee has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis section of this proxy statement. Based upon this review and discussion, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis section be included in this proxy statement.

Xindan Li, Chair
Xiaochuan Guo
Sean Shao

SEC filings sometimes “incorporate information by reference.” This means that we are referring you to information that has previously been filed with the SEC, and that this information should be considered as part of the filing you are reading. Unless we specifically state otherwise, this proxy statement shall not be deemed to be incorporated by reference and shall not constitute soliciting material or otherwise be considered filed under the Securities Act or the Securities Exchange Act.

Executive Compensation

Summary Compensation Table

The following table sets forth information regarding compensation of the named executive officers for each of the three fiscal years in the period ended December 31, 2010.

FISCAL 2010 COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus	Stock Awards		Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Zishen Wu	2010	$550,000	–	$1,397,003	(1)	–	–	–	–	$1,947,003
(Principal Executive Officer)	2009	$211,902	–	–		–	–	–	–	$211,902
	2008	$171,233	$17,123	–		–	–	–	–	$188,356

Sam Yu	2010	$400,000	$147,520	$930,120	(1)	–	–	–	–	$1,477,640
(Principal Financial Officer)	2009	$124,173	–	–		–	–	–	–	$124,173
	2008	–	–	–		–	–	–	–	–

(1) Representing compensation cost of stock awards recognized for the year ended December 31, 2010.

Narrative Discussion

We have entered into an employment agreement with each of Zishen Wu and Sam Yu. We entered into an employment contract on April 17, 2008 with Mr. Wu to employ him as our Chairman and CEO. Mr. Wu is entitled to an annual gross salary in an amount of $550,000 including all allowances, social insurance such as pension, unemployment, medical insurance and other social insurance coverage in accordance with relevant PRC laws and regulations, and housing fund. This also includes a stipend of $50,000 annually for board activities. Yongye Nongfeng Biotechnology Co., Ltd, a PRC cooperative joint venture (the “CJV”) has a right to adjust the salary and welfare benefits of Mr. Wu appropriately based on his capability, experience, attitude, performance, achievement, working-age and position as well as its salary and position adjustment policies and business conditions experienced. Either party to the agreement has a right to terminate the agreement, subject to the terms and conditions therein.

We entered into an employment contract on March 20, 2009 with Mr. Sam Yu to employ him as our Chief Financial Officer. Mr. Yu is entitled to an annual gross salary in an amount of $400,000 including all allowances, social insurance such as pension, unemployment, medical insurance and other social insurance coverage in accordance with relevant PRC laws and regulations, and housing fund. We have a right to adjust the salary and welfare benefits of Mr. Yu appropriately based on his capability, experience, attitude, performance, achievement, working-age and position as well as its salary and position adjustment policies and business conditions experienced. Either party to the agreement has a right to terminate the agreement, subject to the terms and conditions therein.

Assuming the employment of the Company’s named executive officers were to be terminated without cause or for good reason or in the event of change in control, as of December 31, 2010, none of the named executive officers would have been entitled to any cash payments.

Grants of Plan Based Awards

 The following table sets forth information regarding each award made to the named executive officers, under Company’s 2010 Omnibus Securities and Incentive Plan during 2010.

2010 GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	All Other Stock Awards: Number of Shares of Stocks or Units		Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option
Zishen Wu	10/8/10	—	—	—	—	—	—	383,000	(1)	—	—	$2,991,230

Sam Yu	10/8/10	—	—	—	—	—	—	255,000	(2)	—	—	$1,991,550

(1) 383,000 shares granted, which vested on April 8, 2011.
(2) 255,000 shares granted, which vested on April 8, 2011.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth, for each named executive officer, information regarding unexercised stock options, unvested stock awards, and equity incentive plan awards outstanding as of December 31, 2010.

OUTSTANDING EQUITY AWARDS AT 2010 FISCAL YEAR END

OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Unexercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: number of Securities Underlying unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That have Not Vested (#)		Market Value of Shares or Units of Stock That Have not vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: market or payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Zishen Wu	—	—	—	—	—	383,000	(1)	3,217,200	—	—

Sam Yu	—	—	—	—	—	255,000	(2)	$2,142,000	—	—

(1) 383,000 shares granted, which vested on April 8, 2011.
(2) 255,000 shares granted, which vested on April 8, 2011.
(3) The market value of the shares that have not vested has been calculated by multiplying the number of shares times $8.40, which represents the last reported sale price of our common stock on the Nasdaq Global Select Market on December 31, 2010, which is the last day of the most recent fiscal year.

Option Exercises and Stock Vested

As of December 31, 2010, none of the shares of common stock issued to our executive officers had vested.

Compensation of Directors

The following table sets forth information regarding compensation of each director, other than named executive officers, for fiscal 2010.

FISCAL 2010 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(5)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Rijun Zhang	40,000	35,014	(1)	—	—	—	—	75,014
Xiaochuan Guo	40,000	35,014	(2)	—	—	—	—	75,014
Sean Shao	40,000	58,358	(3)	—	—	—	—	98,358
Xindan Li	40,000	35,014	(4)	—	—	—	—	75,014
Taoran Sun	50,000	—		—	—	—	—	50,000
Qiang Zhao	50,000	—		—	—	—	—	50,000

(1) 10,000 shares granted, which vested on April 15, 2011.
(2) 10,000 shares granted, which vested on April 15, 2011.
(3) 16,667 shares granted, which vested on April 15, 2011.
(4) 10,000 shares granted, which vested on April 15, 2011.
(5) The market value of the shares that have not vested has been calculated by multiplying the number of shares times $8.17, the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.

Certain Relationships and Related Transactions

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. Parties are also considered to be related if they are subject to common control or common significant influence. Particulars of significant transactions between the Company and related companies are disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed on March 14, 2011.

It is the Company’s policy to not enter any transaction (other than compensation arrangements in the ordinary course) with any director, executive officer, employee, or principal stockholder or party related to them, unless authorized by a majority of the directors having no interest in the transaction, upon a favorable recommendation by the Audit Committee (or a majority of its disinterested members).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE ELECTION OF THE BOARD OF DIRECTORS’ NOMINEES.

PLEASE NOTE:  If your shares are held in street name, your broker, bank, custodian, or other nominee holder cannot vote your shares in the election of directors, unless you direct the holder how to vote, by marking your proxy card.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Audit Committee has appointed KPMG as the Company’s independent accountants for fiscal 2010, subject to the ratification by stockholders.  Representatives of KPMG are expected to be present at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement, if they so desire.

In the event the stockholders fail to ratify the selection of KPMG, the Audit Committee will reconsider whether or not to retain the firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Services and Fees of Independent Accountants

Aggregate fees billed to the Company by KPMG during the last two fiscal years were as follows:

Fees	2010	2009
Audit Fees(1)	$625,282	$597,000
Audit Related Fees	$–	$–
Tax Fees	$–	$–
All Other Fees	$–	$103,600
Total	$625,282	$700,600

(1)
Audit Fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and audit of the effectiveness of internal control over financial reporting, and services that are normally provided by our auditors in connection with statutory and regulatory filings or engagements.

The aggregate amount of Audit Fees for the year 2010 consists of $625,282 billed by KPMG, for professional services rendered for the audit of the Company’s financial statements for the fiscal year ended December 31, 2010 and review of the Company’s financial statements included in the three Form 10-Q’s for the quarters ended March, 31, June 30 and September 30, 2010, and audit of the effectiveness of internal control over financial reporting as of December 31, 2010.

The aggregate amount of Audit Fees of the year 2009 consists of $ 505,052 billed by KPMG, for professional services rendered for the audit of the Company’s financial statements for the fiscal year ended December 31, 2009 and review of the Company’s financial statements included in the two Form 10-Q’s for the quarters ended June 30 and September 30, 2009, and $91,948 billed by MSPC Certified Public Accountants and Advisors, P.C.

In accordance with the Audit Committee’s pre-approval policies and procedures described below, during fiscal 2010, 100% of all audit, audit-related, tax and other services performed by KPMG were approved in advance by the Audit Committee. KPMG was our principal auditor and no work was performed by persons outside of this firm.

Pre-Approval of Services

In accordance with the SEC’s auditor independence rules, the Audit Committee has established the following policies and procedures by which it approves in advance any audit or permissible non-audit services to be provided to the Company by its independent auditor.

Prior to the engagement of the independent auditor for any fiscal year’s audit, management submits to the Audit Committee for approval lists of recurring audit, audit-related, tax and other services expected to be provided by the auditor during that fiscal year. The Audit Committee adopts pre-approval schedules describing the recurring services that it has pre-approved, and is informed on a timely basis, and in any event by the next scheduled meeting, of any such services rendered by the independent auditor and the related fees.

The fees for any services listed in a pre-approval schedule are budgeted, and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year. The Audit Committee will require additional pre-approval if circumstances arise where it becomes necessary to engage the independent auditor for additional services above the amount of fees originally pre-approved. Any audit or non-audit service not listed in a pre-approval schedule must be separately pre-approved by the Audit Committee on a case-by-case basis. Every request to adopt or amend a pre-approval schedule or to provide services that are not listed in a pre-approval schedule must include a statement by the independent auditors as to whether, in their view, the request is consistent with the SEC’s rules on auditor independence.

The Audit Committee will not grant approval for:

•	any services prohibited by applicable law or by any rule or regulation of the SEC or other regulatory body applicable to the Company;

•	provision by the independent auditor to the Company of strategic consulting services of the type typically provided by management consulting firms; or

•
the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor, the tax treatment of which may not be clear under the Internal Revenue Code and related regulations and which it is reasonable to conclude will be subject to audit procedures during an audit of the Company’s financial statements.

Subject to certain exceptions, tax services proposed to be provided by the auditor to any director, officer or employee of the Company who is in an accounting role or financial reporting oversight role must be approved by the Audit Committee on a case-by-case basis where such services are to be paid for by the Company, and the Audit Committee will be informed of any services to be provided to such individuals that are not to be paid for by the Company.

In determining whether to grant pre-approval of any non-audit services in the “all other” category, the Audit Committee will consider all relevant facts and circumstances, including the following four basic guidelines:

•	whether the service creates a mutual or conflicting interest between the auditor and the Company;

•	whether the service places the auditor in the position of auditing his or her own work;

•	whether the service results in the auditor acting as management or an employee of the Company; and

•	whether the service places the auditor in a position of being an advocate for the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”
RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT ACCOUNTANTS.

PROPOSAL 3

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Pursuant to Securities Exchange Act Section 14A, we are submitting to stockholders an advisory vote to approve the compensation paid to the Company’s named executive offices, as disclosed under the caption Election of Directors—Executive Compensation, pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion.

The advisory vote is not binding on the Company, the Board of Directors, or management; if executive compensation is not approved by a majority of the votes cast, the Compensation Committee will take account of this fact when considering executive compensation in future years.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”
THE FOLLOWING ADVISORY RESOLUTION:

RESOLVED, that the compensation paid to Company’s named executive offices, as disclosed under the caption Election of Directors—Executive Compensation, pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, be, and hereby is, approved.

PROPOSAL 4

ADVISORY VOTE TO APPROVE THE FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION

Recently enacted rules pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 also enable the Company’s stockholders to indicate how frequently they believe the Company should seek an advisory vote on the compensation of the Company’s named executive officers, such as Proposal 3 above.  Stockholders may indicate whether they would prefer an advisory vote on named executive officer compensation once every one, two, or three years or you may abstain.  The Board recommends that the Company’s stockholders select a frequency of three years, with the next such stockholder advisory vote to at the Company’s annual meeting for the fiscal year 2014.

Although the advisory vote is non-binding, the Board will review and consider the voting results when making future decisions regarding the frequency of advisory votes on executive compensation.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR”
THE ADVISORY VOTE ON COMPENSATION OF THE COMPANY’S
NAMED EXECUTIVE OFFICERS TO BE HELD ONCE EVERY THREE YEARS.

OTHER INFORMATION

The Company’s 2010 annual report on Form 10-K, excluding exhibits, will be mailed without charge to any stockholder entitled to vote at the meeting, upon written request to Zishen Wu, Chief Executive Officer, 6th Floor, Suite 608, Xue Yuan International Tower, No.1 Zhichun Road, Haidian District, Beijing, PRC.

Important Notice Regarding Availability of Proxy Materials

This proxy statement and the Company’s 2010 annual report are available at Company’s website, www.yongyeintl.com. If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

By Email: ir@yongyeintl.com
By Telephone: +86.10.8231.8626
By Letter: to Mr. Zishen Wu, Chief Executive Officer, as noted above

Please make the request as instructed on or before May 27, 2011 to facilitate timely delivery.

As indicated on the form of proxy accompanying this proxy statement, you may use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 8, 2011. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form and, when prompted, you may indicate that you agree to receive or access proxy materials electronically in future years.

Other Matters to Be Presented at the Annual Meeting

The Company did not have notice, as of April 29, 2011, of any matter to be presented for action at the Annual Meeting, except as discussed in this proxy statement.  The persons authorized by the accompanying form of proxy will vote in their discretion as to any other matter that comes before the Annual Meeting.

Stockholder Proposals for Next Annual Meeting

Stockholder proposals intended to be included in the proxy statement for the next annual meeting must be received by the Company by January 10, 2012.  The persons authorized by the form of proxy to be sent in connection with the solicitation of proxies on behalf of the Company’s board of directors for next year’s annual meeting will vote in their discretion as to any matter of which Company has not received notice by March 26, 2012.

By Order of the Board of Directors,

/s/ Zishen Wu
Name: Zishen Wu
Title: Chief Executive Officer

April 29, 2011

YONGYE INTERNATIONAL, INC.
XUE YUAN INTL. TOWER NO. 1
1 ZHICHUN RD. SUITE 608
HAIDIAN DISTRICT, BEIJING, CHINA

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 8, 2011. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 8, 2011. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report on Form 10-K is/are available at www.proxyvote.com.

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

For	Withhold	For All
All	All	Except

☐	☐	☐

The Board of Directors recommends you vote
FOR the following:

1. Election of Directors

Nominees

01 Zishen Wu	02 Taoran Sun	03 Qiang Zhao	04 Xiaochuan Guo	05 Sean Shao	06 Xindan Li	07 Rijun Zhang

The Board of Directors recommends you vote FOR proposals 2 and 3.	For	Against	Abstain

2. To ratify the appointment of KPMG, as the Company’s independent accountants, for the fiscal year ending December 31, 2011	☐	☐	☐

3. To approve, by non-binding vote, executive compensation.	☐	☐	☐

The Board of Directors recommends you vote 3 YEARS on the following proposal:	1 year	2 years	3 years	Abstain

4. To recommend, by non-binding vote, the frequency of executive compensation votes.	☐	☐	☐	☐

NOTE: To transact any other business as may properly come before the meeting or any adjournment thereof.
For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No

Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

___________________________________________________________
Signature [PLEASE SIGN WITHIN BOX]                                           Date

___________________________________________________________
Signature (Joint Owners)                                                                        Date

YONGYE INTERNATIONAL, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS
JUNE 10, 2011 9:00 am (PRC TIME)

The shareholder(s) hereby appoints Zishen Wu and Sam Yu, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy card and as they shall determine regarding such other business as may properly come before the meeting, all of the shares of common stock of YONGYE INTERNATIONAL, INC. that the shareholder is entitled to vote at the annual meeting of shareholders to be held at 09:00 a.m., PRC Time on June 10, 2011, at the offices of the company at High Tech Economic Development Zone, Hohhot City, Inner Mongolia, People's Republic of China and any adjournment or postponement thereof with like effect as if the shareholder were personally present and voting and hereby revokes any proxy or proxies heretofore given.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address change/comments:

_____________________________________________________________________________________
_____________________________________________________________________________________
_____________________________________________________________________________________
(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side